Company Release - 08/03/2006 23:45
_________________

Scottish Re Group Limited Announces Operating Results for the Second Quarter Ended June 30, 2006

HAMILTON, Bermuda--(BUSINESS WIRE)--Aug. 3, 2006--

Scottish Re Group Limited (NYSE:SCT) today reported that the net loss available to ordinary shareholders for the three months ended June 30, 2006 was $123.9 million, or a loss of $2.31 per diluted ordinary share, as compared to net income available to ordinary shareholders of $1.6 million, or $0.03 per diluted ordinary share for the prior year period. The net loss available to ordinary shareholders for the six months ended June 30, 2006 was $112.3 million, or a loss of $2.10 per diluted ordinary share, as compared to net income available to ordinary shareholders of $35.0 million, or $0.76 per diluted ordinary share for the prior year period.

The net operating loss available to ordinary shareholders was $130.3 million, or a loss of $2.43 per diluted ordinary share for the three months ended June 30, 2006 as compared to net operating earnings of $19.7 million or $0.42 per diluted ordinary share for the prior year period. The net operating loss available to ordinary shareholders was $116.0 million, or a loss of $2.17 per diluted ordinary share for the six months ended June 30, 2006 as compared to net operating earnings of $46.6 million or $1.01 per diluted ordinary share for the prior year period.

"The results for the quarter are a sharp departure from our original projections and estimates provided to our stakeholders" said Paul Goldean, Interim Chief Executive Officer. "While we are very disappointed with the results, we believe that the core fundamentals of the business are sound. In fact, our mortality experience for the quarter was in line with expectations."

The net operating loss for the second quarter was primarily attributable to the following factors:

i. Tax expense of $89.0 million principally related to a $112.4 million valuation allowance established on deferred tax assets. The valuation allowance resulted from revised statutory and tax projections of the Company combined with a reassessment of certain tax planning strategies;

ii. An approximate $8.0 million reduction in premium accruals in North America resulting from a revision of estimates relating to prior periods;

iii. A deferred acquisition cost adjustment of approximately $13.0 million due to higher than expected lapses on certain fixed annuity treaties;

iv. External retrocession and reserve adjustments of approximately $21.0 million due to revisions in estimates resulting from improved data and systems which administer retrocession accounts; and

v. Severance and retirement and other non-recurring operating expenses of approximately $9.0 million.

"It is important, however, to keep the loss in perspective and to note that Scottish Re continues to have sufficient sources of liquidity, collateral and capital to meet the near-term needs of the business." said Dean Miller, Chief Financial Officer. "Of particular note is that all operating


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subsidiaries remain capitalized well in excess of their minimum required levels as prescribed by their respective Regulators. We look forward to sharing additional information at our scheduled earnings call and additionally, have posted to our web-site, www.scottishre.com, a Financial Supplement to add further clarification to our financial results for the quarter."

Total revenues for the three months ended June 30, 2006 increased to $593.6 million from $502.0 million for the prior year period, an increase of 18%. Excluding realized gains and losses and the change in value of the embedded derivatives, total revenues for the three months ended June 30, 2006 increased to $597.6 million from $523.2 million for the prior year period, an increase of 14%. Total revenues for the six months ended June 30, 2006 increased to $1,171.9 million from $1,058.6 million for the prior year period, an increase of 11%. Excluding realized gains and losses and the change in value of the embedded derivatives, total revenues for the six months ended June 30, 2006 increased to $1,179.3 million from $1,071.0 million for the prior year period, an increase of 10%. Premiums earned in the three months ended June 30, 2006 were negatively impacted by revisions to previous premium accrual estimates of approximately $8 million (pre-tax) and adjustments related to retro premiums of approximately $13 million (pre-tax). The investment portfolio, which increased by $1.74 billion from the closing of the Ballantyne Re transaction in May, continued to perform well with an average yield of 5.5% compared to an average yield for the first quarter 2006 of 5.3%.

Total benefits and expenses increased to $626.0 million for the three months ended June 30, 2006 from $508.8 million for the prior year period, an increase of 23%. Total benefits and expenses increased to $1,197.8 million for the six months ended June 30, 2006 from $1,032.0 million for the prior year period, an increase of 16%. Total benefits and expenses exceeded estimates due to refinements in our external retrocession reserves of approximately $7 million (pre-tax). In addition, an adjustment of approximately $13 million (pre-tax) to write-down deferred acquisition costs was made to reflect the Company's current best estimate of lapses on certain fixed annuity treaties.

The Company's operating expense ratio (which is the ratio of operating expenses to total revenue excluding realized gains and losses and the change in value of embedded derivatives) for the six months ended June 30, 2006 was 6.0%, as compared to an operating expense ratio of 5.0% for the year ended December 31, 2005. Operating expenses for the quarter were negatively impacted by severance and retirement expenses of approximately $5.0 million, expenses related to the International segment expansion and various professional fees that on a combined basis amounted to an additional $3.0 million.

For the three months ended June 30, 2006, the Company had a pre-tax loss of $32.4 million before Minority Interest and recorded an initial tax benefit of $23.4 million on those losses. In addition, the Company recorded a $112.4 million valuation allowance resulting in a total tax charge of $89.0 million for the period.

The Company's book value per share was $17.73 at June 30, 2006 as compared to $21.48 per share at December 31, 2005. Fully converted book value per share was $19.27 at June 30, 2006 as compared to $21.17 at December 31, 2005.

The Company's earnings conference call will be held at 8:30 am (EDT) on Friday, August 4, 2006. The dial-in number is 877-502-2902 or 706-679-5950 and the conference ID is 2906522.

A replay of the call will be available beginning at 12:30 pm on Friday, August 4, 2006 and running through Friday, August 18, 2006. The dial-in number for the replay is 800-642-1687 or 706-645-9291 and the conference ID is 2906522. An on-demand replay of the conference call will be available at the Company's Web site, www.scottishre.com.

About Scottish Re

Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating businesses in Bermuda, Grand Cayman, Guernsey, Ireland, Singapore, the United Kingdom and the United States. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc.Scottish Re Capital Markets, Inc., a member of Scottish Re Group Limited, is a registered broker dealer that specializes in securitization of life insurance assets and liabilities. Additional information about Scottish Re Group Limited can be obtained from its Web site, www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees and actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

(Tables to follow)

                            Scottish Re Group Limited
                              Financial Highlights
        (Stated in Thousands of United States Dollars, Except Share Data)
                                   (Unaudited)

                         Three months ended       Six months ended
                               June 30                 June 30
                       ----------------------- -----------------------
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------


Total revenue            $593,626    $502,046  $1,171,947  $1,058,609
Net operating earnings
 (loss) available to
 ordinary


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 shareholders*           (130,313)     19,715    (116,038)     46,645
Net income (loss)        (121,590)      1,591    (107,741)     35,011
Net income (loss)
 available to ordinary
 shareholders            (123,927)      1,591    (112,344)     35,011

Net operating earnings
 (loss) per ordinary share
  Basic                    $(2.43)      $0.45      $(2.17)      $1.12
  Diluted                  $(2.43)      $0.42      $(2.17)      $1.01

Earnings (loss) per
 ordinary share
  Basic                    $(2.31)      $0.04      $(2.10)      $0.84
  Diluted                  $(2.31)      $0.03      $(2.10)      $0.76

Dividends declared per
 ordinary share             $0.00       $0.05       $0.05       $0.10

Weighted average
 ordinary shares
  Outstanding
  Basic                53,720,242  43,462,385  53,578,152  41,726,320
  Diluted              53,720,242  47,136,889  53,578,152  46,179,275

*Excludes the effects of net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs, and taxes related to these items as well as dividends on the perpetual preferred shares and imputed dividend on prepaid variable share forward contract.

                              June 30,               December,
                                2006                    2005
                       -----------------------------------------------
Book value per
 ordinary share                        $17.73                  $21.48
Basic book value per
 ordinary share -
 excluding other
 comprehensive income
 and  value of
 embedded derivatives                  $19.45                 $ 21.89
Fully diluted book
 value per ordinary
 share - excluding
 other comprehensive
 income and value of
 embedded derivatives                  $19.27                  $21.17



                            Scottish Re Group Limited
                           Consolidated Balance Sheets
        (Stated in Thousands of United States Dollars, Except Share Data)

                                             June 30,    December 31,
                                               2006          2005
                                           ------------ --------------
                                           (Unaudited)
Assets
Fixed maturity investments                  $8,126,980     $5,292,595
Preferred stock                                128,137        133,804
Cash and cash equivalents                    1,563,341      1,420,205
Other investments                               64,701         54,619
Funds withheld at interest                   2,175,141      2,597,416
                                           ------------ --------------
    Total investments                       12,058,300      9,498,639
Accrued interest receivable                     71,411         44,012
Reinsurance balances and risk fees
 receivable                                    306,454        325,372
Deferred acquisition costs                     643,211        594,583
Amounts recoverable from reinsurers            532,000        551,288
Present value of in-force business              52,924         54,743
Goodwill                                        34,125         34,125
Other assets                                   124,349         87,198
Deferred tax benefit                             5,901         55,453
Segregated assets                              776,048        760,707
                                           ------------ --------------
     Total assets                          $14,604,723    $12,006,120
                                           ============ ==============

Liabilities
Reserves for future policy benefits         $4,101,799     $3,477,222
Interest sensitive contract liabilities      4,089,373      3,907,573
Collateral finance facilities                3,725,161      1,985,681
Loans payable                                   64,856              -
Accounts payable and other liabilities          71,528         83,130
Reinsurance balances payable                   187,438        114,078
Current income tax payable                       3,487          9,155
Long term debt                                 244,500        244,500
Segregated liabilities                         776,048        760,707
                                           ------------ --------------
     Total liabilities                      13,264,190     10,582,046
                                           ------------ --------------

Minority interest                                9,284          9,305
Mezzanine equity                               143,359        143,057

Shareholders' equity
Ordinary shares, par value $0.01 per
 share:
  Issued: 53,745,156 shares (2005 -
   53,391,939)                                     537            534
Preferred shares,  par value $0.01 per
 share:
  Issued: 5,000,000 shares (2005 -
   5,000,000)                                  125,000        125,000
Additional paid- in capital                    903,422        893,767
Prepaid variable share forward contract        110,031              -
Accumulated other  comprehensive income        (95,799)        (9,991)
Retained earnings                              144,699        262,402
                                           ------------ --------------


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    Total shareholders' equity               1,187,890      1,271,712
                                           ------------ --------------
 Total liabilities, minority interest,
  mezzanine equity and shareholders'
  equity                                   $14,604,723    $12,006,120
                                           ============ ==============



                            Scottish Re Group Limited
                    Consolidated Statements of Income (Loss)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                             Three months ended    Six months ended
                                  June 30               June 30
                            -------------------- ---------------------
                              2006       2005      2006       2005
                            ---------- --------- ---------- ----------
Revenues
Premiums earned              $444,942  $436,893   $893,963   $900,573
Investment income, net        147,977    83,554    276,999    164,033
Fee income                      4,639     2,785      8,372      6,409
Realized gains (losses)       (11,298)      934    (24,899)     4,229
Change in value of embedded
 derivatives, net               7,366   (22,120)    17,512    (16,635)
                            ---------- --------- ---------- ----------
     Total revenues           593,626   502,046  1,171,947  1,058,609
                            ---------- --------- ---------- ----------

Benefits and expenses
Claims and other policy
 benefits                     372,101   311,493    746,564    674,766
Interest credited to
 interest sensitive
    contract liabilities       55,399    31,723     98,100     62,365
Acquisition costs and other
 insurance expenses, net      104,872   122,494    192,403    214,136
Operating expenses             39,365    26,500     70,457     51,069
Collateral finance
 facilities expense            47,236    11,821     78,323     19,241
Interest expense                7,066     4,813     11,959     10,407
                            ---------- --------- ---------- ----------
     Total benefits and
      expenses                626,039   508,844  1,197,806  1,031,984
                            ---------- --------- ---------- ----------

Income (loss) before income
 taxes and minority
 interest                     (32,413)   (6,798)   (25,859)    26,625
Income tax benefit
 (expense)                    (89,043)    8,187    (81,586)     8,555
                            ---------- --------- ---------- ----------
Income (loss) before
 minority interest           (121,456)    1,389   (107,445)    35,180
Minority interest                (134)      202       (296)      (169)
                            ---------- --------- ---------- ----------


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Net income (loss)            (121,590)    1,591   (107,741)    35,011

Dividends declared on non-
 cumulative preferred
 shares                        (2,265)        -     (4,531)         -
Imputed dividend on prepaid
 variable share forward
 contract                         (72)        -        (72)         -
                            ---------- --------- ---------- ----------
Net income (loss) available
 to ordinary shareholders   $(123,927)   $1,591  $(112,344)   $35,011
                            ========== ========= ========== ==========



                            Scottish Re Group Limited
            Supplemental Information - Net Operating Earnings (Loss)
        (Stated in Thousands of United States Dollars, Except Share Data)
                                   (Unaudited)

                         Three months ended       Six months ended
                               June 30                 June 30
                       ----------------------- -----------------------
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------

Net operating earnings
 (loss) available to
 ordinary shareholders
----------------------
Net income (loss)
 available to ordinary
 shareholders           $(123,927)     $1,591   $(112,344)    $35,011
Realized losses
 (gains)                   11,298        (934)     24,899      (4,229)
Change in value of
 embedded derivatives,
  net                      (7,366)     22,120     (17,512)     16,635
Taxes on realized
 gains (losses) and
 change in value of
 embedded derivatives     (10,318)     (3,062)    (11,081)       (772)
                       ----------- ----------- ----------- -----------

Net operating earnings
 (loss) available to
 ordinary shareholders  $(130,313)    $19,715   $(116,038)    $46,645
                       =========== =========== =========== ===========

Net operating earnings
 (loss) per share available to ordinary shareholders
    Basic                  $(2.43)      $0.45      $(2.17)      $1.12
    Diluted                $(2.43)      $0.42      $(2.17)      $1.01
                       =========== =========== =========== ===========


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Weighted average
 number of ordinary
 shares outstanding
    Basic              53,720,242  43,462,385  53,578,152  41,726,320
    Diluted            53,720,242  47,136,889  53,578,152  46,179,275

"Net operating earnings (loss) available to ordinary shareholders" is a non-GAAP measurement. The Company determines net operating earnings (loss) available to ordinary shareholders by adjusting net income (loss) available to ordinary shareholders by net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings (loss) available to ordinary shareholders enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operation of its reinsurance business. However, net operating earnings
(loss) available to ordinary shareholders is not a substitute for net income
(loss) determined in accordance with GAAP. Reconciliations to net income (loss) available to ordinary shareholders are provided in the following tables.


                            Scottish Re Group Limited
              Supplemental Information - Segment Operating Results
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)
                         Life Reinsurance North America

                              Three months ended   Six  months ended
                                    June 30             June 30
                              ------------------- --------------------
                                2006      2005      2006      2005
                              --------- --------- --------- ----------
Premiums earned, net          $407,549  $408,877   $836,467  $845,972
Investment income, net         136,763    80,956    260,704   158,487
Fee income                       3,879     2,007      6,896     4,907
Realized gains (losses)         (5,479)    2,208    (19,398)    3,650
Change in value of embedded
 derivatives, net                7,366   (22,120)    17,512   (16,635)
                              --------- --------- ---------- ---------
Total revenues                 550,078   471,928  1,102,181   996,381
                              --------- --------- ---------- ---------

Claims and other policy
 benefits                      338,626   293,599    685,906   637,787
Interest credited to interest
 sensitive contract
 liabilities                    55,399    31,723     98,100    62,365
Acquisition costs and other
 insurance expenses, net        97,280   117,927    181,688   206,205
Operating expenses              14,538    10,221     29,130    21,894
Collateral finance facilities
 expense                        45,891    10,448     76,434    16,633

Interest expense                 3,038     2,657      5,600     5,365
                              --------- --------- ---------- ---------
Total benefits and expenses    554,772   466,575  1,076,858   950,249
                              --------- --------- ---------- ---------
Income (loss) before income
 taxes and minority interest   $(4,694)   $5,353    $25,323   $46,132
                              ========= ========= ========== =========
Pre tax operating earnings (loss)
---------------------------------
Pre-tax income (loss)          $(4,694)   $5,353    $25,323   $46,132
Realized losses (gains)          5,479    (2,208)    19,398    (3,650)
Change in value of embedded
 derivatives, net               (7,366)   22,120    (17,512)   16,635
                              --------- --------- ---------- ---------
Pre-tax operating earnings
 (loss)                        $(6,581)  $25,265    $27,209   $59,117
                              ========= ========= ========== =========



                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)
                         Life Reinsurance International

                                 Three months ended  Six months ended
                                      June 30            June 30
                                 ------------------ ------------------
                                   2006      2005     2006      2005
                                 --------- -------- --------- --------
Premiums earned, net              $37,393  $28,016   $57,496  $54,601
Investment income, net              8,971    2,352    11,960    4,942
Realized gains (losses)            (6,908)      88    (8,046)     585
                                 --------- -------- --------- --------
Total revenues                     39,456   30,456    61,410   60,128
                                 --------- -------- --------- --------

Claims and other policy benefits   33,475   17,894    60,658   36,979
Acquisition costs and other
 insurance expenses, net            6,185    4,053     9,002    6,898
Operating expenses                  7,874    7,285    13,651   13,134
                                 --------- -------- --------- --------
Total benefits and expenses        47,534   29,232    83,311   57,011
                                 --------- -------- --------- --------
Income (loss) before income
 taxes                            $(8,078)  $1,224  $(21,901)  $3,117
                                 ========= ======== ========= ========
Pre-tax operating earnings (loss)
---------------------------------
Pre-tax income (loss)             $(8,078)  $1,224  $(21,901)  $3,117
Realized losses (gains)             6,908      (88)    8,046     (585)
                                 --------- -------- --------- --------
Pre-tax operating earnings
 (loss)                           $(1,170)  $1,136  $(13,855)  $2,532
                                 ========= ======== ========= ========


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                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                                Corporate & Other

                               Three months ended   Six months ended
                                     June 30             June 30
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Investment income, net           $2,243      $246    $4,335      $604
Fee income                          760       778     1,476     1,502
Realized gains (losses)           1,089    (1,362)    2,545        (6)
                               --------- --------- --------- ---------
Total revenues                    4,092      (338)    8,356     2,100
                               --------- --------- --------- ---------

Acquisition costs and other
 insurance expenses, net          1,407       514     1,713     1,033
Operating expenses               16,953     8,994    27,676    16,041
Collateral finance facilities
 expense                          1,345     1,373     1,889     2,608
Interest expense                  4,028     2,156     6,359     5,042
                               --------- --------- --------- ---------
Total benefits and expenses      23,733    13,037    37,637    24,724
                               --------- --------- --------- ---------
Loss before income taxes       $(19,641) $(13,375) $(29,281) $(22,624)
                               ========= ========= ========= =========
Pre-tax operating loss
----------------------
Pre-tax loss                   $(19,641) $(13,375) $(29,281) $(22,624)
Realized losses (gains)          (1,089)    1,362    (2,545)        6
                               --------- --------- --------- ---------
Pre-tax operating loss         $(20,730)  (12,013) $(31,826) $(22,618)
                               ========= ========= ========= =========
Source: Scottish Re Group Limited

Contact: Scottish Re Group Limited
Dean E. Miller, 441-298-4395
dean.miller@scottishre.com